INDEPENDENT AUDITOR'S CONSENT

     We hereby consent to the use in this Registration Statement on Form SB-2 of our audit report dated May 29, 2003 for the period July 19, 2002 (Inception) to December 31, 2002 and our review report dated May 29, 2003 for the three months ended March 31, 2003 of Carbon Recovery Corporation, and to the reference to our firm under the caption "Experts" in the registration statement.



                         /s/Bagell, Josephs & Company, LLC


                         BAGELL, JOSEPHS & COMPANY, LLC

Gibbsboro, New Jersey
July 23, 2003